Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. ____) of Merge Healthcare Incorporated of our report dated June 1, 2009, relating to the consolidated financial statements of Confirma, Inc. and Subsidiaries as of December 31, 2008 and 2007 and for the years then ended which appears in this Amendment No. 1 to the Current Report on Form 8-K/A.

/s/ Voldal Wartelle & Co., P.S.
Bellevue, Washington

September 23, 2009